Exhibit 4.51

Amendment and Supplementary Agreement II to
NIO CHINA SERIES B INVESTMENT AGREEMENT

This Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement (this “Amendment and Supplementary Agreement II”) is made on July 11, 2025 (the “Execution Date”) by and among:

1.

Hefei Jianxiang Investment Co., Ltd., a limited liability company duly established and existing under the laws of the People’s Republic of China (the “PRC”, for the purpose of this Amendment and Supplementary Agreement II, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), holding a business license with unified social credit code of 91340100060811593C, and with its legal representative being ZHAO Zhanghua and registered office at NO. 229, Wuhan Road, Binhu New District, Hefei City (“Hefei Jianxiang”);

2.

CS Capital Co., Ltd., a limited liability company duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91130600MA094UG35F, and with its legal representative being GAO Guohua and registered office at North Dong Ao Wei Road, Luosa Street, Rongcheng County, Baoding City, Hebei Province (“CS Capital”);

3.

Anhui Emerging Industry Yuwen Weiyuan Technology Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91340100MAE0UF7A30, and with its executive partner being Anhui Zhong’an Xingyuan Investment Management Co., Ltd., and registered office at Room 3921, 39th Floor, NO.A1 Building, Zhong’an Chuanggu Science and Technology Park, No. 920 Wangjiang West Road, Chengxiqiao Community Service Center, High-tech Zone, Hefei City, Anhui Province (“Anhui Emerging Industry Yuwen Weiyuan Technology”, together with the CS Capital and/or its designated investment entity and Hefei Jianxiang, the “Investors”);

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4.

NIO Inc., a company duly organized and validly existing under the laws of the Cayman Islands and having its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“NIO Inc.”);

5.

Nio Nextev Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2199750 and its registered address at Room 2609, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong (“NIO HK”);

6.

NIO User Enterprise Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2487823 and its registered address at Room 2609, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong (“UE HK”);

7.

NIO Power Express Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2472480 and its registered address at Room 2609, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong (“PE HK”, together with NIO HK and UE HK, the “NIO HK Holding Platforms”; together with NIO Inc., the “NIO Parties”); and

8.

NIO Holding Co., Ltd., a limited liability company duly organized and validly existing under the laws of the PRC with its unified social credit code of 91340111MA2RAD3M4R, with its legal representative being LI Bin and its registered address at Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (the “NIO China”, “Target Company” or the “Company”).

In this Amendment and Supplementary Agreement II, the above parties are referred to individually as a “Party” and collectively as the “Parties”.

Except as otherwise provided in this Amendment and Supplementary Agreement II, the terms in this Amendment and Supplementary Agreement II shall bear the same meaning and be subject to the same rule of interpretation as given in the Series B Investment

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Agreement (as defined below).

WHEREAS:

(1)

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership) (“Jianheng New Energy Fund”), CS Capital, Anhui Provincial Emerging Industry Investment Co., Ltd. (“Anhui High-tech Co.”), the NIO Parties and the Company entered into a NIO China Series B Investment Agreement (the “Series B Investment Agreement”) on September 30, 2024;

(2)

Jianheng New Energy Fund, CS Capital, Anhui High-tech Co., Hefei Jianxiang, Anhui Emerging Industry Yuwen Weiyuan Technology, the NIO Parties and the Company entered into an Amendment and Supplementary Agreement to NIO China Series B Investment Agreement (the “Amendment and Supplementary Agreement I”) dated December 28, 2024. Pursuant to the Amendment and Supplementary Agreement I, Jianheng New Energy Fund hereby designates Hefei Jianxiang to succeed to all of its rights and obligations under the Series B Investment Agreement; Anhui High-tech Co. hereby designates Anhui Emerging Industry Yuwen Weiyuan Technology to succeed to all of its rights and obligations under the Series B Investment Agreement.

(3)

The Company, the NIO Parties, Jianheng New Energy Fund, Advanced Manufacturing Industry Investment Fund, Anhui Sanzhong Yichuang, New Energy Automobile Fund, and Hefei Jianxiang, Anhui Emerging Industry Yuwen Weiyuan Technology entered into a NIO China Capital Increase Agreement (the “Capital Increase Agreement”) on                , 2025, pursuant to which the NIO HK Holding Platforms shall make a capital contribution to NIO China; and

(4)

All Parties hereby unanimously agree to make certain amendments and supplements to certain provisions of the Series B Investment Agreement and the Amendment and Supplementary Agreement I in accordance with this Amendment and Supplementary Agreement II.

NOW, THEREFORE, the Parties hereby unanimously agree to the following

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provisions:

1.

As the completion of the capital increase by the NIO Parties into NIO China pursuant to the Capital Increase Agreement will result in changes to the equity structure of NIO China, Article 2.2 of the Series B Investment Agreement shall be amended as follows:

As from the Closing Date, the registered capital of the Target Company shall be RMB 11,186,139,316.78. The amount of subscribed registered capital of each shareholder of the Target Company and the shareholding percentage of the shareholders in the Target Company shall be as follows:

Name of Shareholder	Subscribed Capital Contribution (RMB)	Percentage of Subscribed Capital Contribution
NIO HK	7,946,205,066.76	71.0362%
UE HK	2,158,360,762.23	19.2950%
PE HK	103,133,996.17	0.9220%
Jianheng New Energy Fund	262,237,762.24	2.3443%
Hefei Jianxiang	285,725,142.19	2.5543%
Advanced Manufacturing Industry Investment Fund	157,342,657.35	1.4066%
CS Capital and/or its designated investment entity	71,431,285.54	0.6386%
Anhui Sanzhong Yichuang	52,447,552.45	0.4689%
New Energy Automobile Fund	34,965,034.97	0.3126%
Anhui Emerging Industry Yuwen Weiyuan Technology	114,290,056.88	1.0217%
TOTAL	11,186,139,316.78	100.00%

2.	The table in Exhibit 2 to the Series B Investment Agreement (Shareholding Structure of the Target Company after the Completion of this Transaction) shall be amended as follows:

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NO.	Name of Shareholder	Capital Contribution (RMB)	Percentage of Shareholding
1	NIO HK	7,946,205,066.76	71.0362%
2	UE HK	2,158,360,762.23	19.2950%
3	Jianheng New Energy Fund	262,237,762.24	2.3443%
4	Hefei Jianxiang	285,725,142.19	2.5543%
5	Advanced Manufacturing Industry Investment Fund	157,342,657.35	1.4066%
6	Anhui Emerging Industry Yuwen Weiyuan Technology	114,290,056.88	1.0217%
7	CS Capital and/or its designated investment entity	71,431,285.54	0.6386%
8	PE HK	103,133,996.17	0.9220%
9	Anhui Sanzhong Yichuang	52,447,552.45	0.4689%
10	New Energy Automobile Fund	34,965,034.97	0.3126%
	TOTAL	11,186,139,316.78	100.0000%

3.

The formation of this Amendment and Supplementary Agreement II, its validity, interpretation, implementation and resolution of any disputes arising hereunder shall be governed by and construed in accordance with the laws of the PRC.

4.

All disputes arising from the implementation of this Amendment and Supplementary Agreement II or in connection with this Amendment and Supplementary Agreement II shall be resolved by the Parties through friendly consultation. Any dispute that cannot be resolved through consultation within thirty (30) days after the occurrence of such dispute may be submitted by any Party to the China International Economic and Trade Arbitration Commission located in Beijing for arbitration in accordance with its arbitration rules then in effect. The arbitration tribunal shall consist of three (3) arbitrators to be appointed in accordance with the arbitration rules. The applicant shall appoint one (1) arbitrator, the respondent shall appoint one (1) arbitrator, and the third (3rd) arbitrator shall

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be appointed by the first two arbitrators through consultation or appointed by the China International Economic and Trade Arbitration Commission. If any party among the joint applicants or joint respondents fails to jointly appoint an arbitrator, it does not prevent the other party from appointing an arbitrator. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on all Parties.

5.

During the period when a Dispute is being resolved, the Parties shall continue to have their respective rights and perform their obligations under this Amendment and Supplementary Agreement II other than those involved in the Dispute.

6.

This Amendment and Supplementary Agreement II shall become effective upon the execution by the duly authorized representatives of the foreign entity Parties and by the legal representatives, authorized signatories or respective authorized representatives of the PRC entity Parties and the affixation of their respective company chops. The sequence of priority of the Series B Investment Agreement, the Amendment and Supplementary Agreement I and this Amendment and Supplementary Agreement II shall be:

(1)

In case of conflict between any provisions of the Series B Investment Agreement, the Amendment and Supplementary Agreement I and this Amendment and Supplementary Agreement II, this Amendment and Supplementary Agreement II shall prevail;

(2)	In case of conflict between any provisions of the Series B Investment Agreement and the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement I shall prevail;
(3)

For any matter not mentioned herein, the Amendment and Supplementary Agreement I shall prevail; if such matter is not mentioned in the Amendment and Supplementary Agreement I, the Series B Investment Agreement shall prevail.

Unless otherwise provided herein, the validity of other terms of the Series B Investment Agreement and the Amendment and Supplementary Agreement I shall not be affected by this Amendment and Supplementary Agreement II.

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7.	This Amendment and Supplementary Agreement II shall be written in Chinese in eight (8) originals with the same legal effect. Each Party shall hold one (1) original.

[SIGNATURE PAGES FOLLOW]

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(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Hefei Jianxiang Investment Co., Ltd.
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

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(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

CS Capital Co., Ltd.
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

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(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Anhui Emerging Industry Yuwen
Weiyuan Technology Partnership
Enterprise (Limited Partnership)
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

Confidential

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO Inc.
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

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(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Nio Nextev Limited
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO User Enterprise Limited
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO Power Express Limited
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO Holding Co., Ltd.
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Signature Page